Exhibit 99.1

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

LETTER OF TRANSMITTAL

for

7.375% Senior Secured Notes due 2019

Guaranteed by

Eastwynn Theatres, Inc.

George Kerasotes Corporation

GKC Indiana Theatres, Inc.

GKC Theatres, Inc.

GKC Michigan Theatres, Inc.

Military Services, Inc.

Exchange Agent:

Wells Fargo Bank, National Association (the “Exchange Agent”)

By Facsimile (for Eligible Institutions Only):

612-667-4927

Attn. Chris Froisland

Confirm by Telephone:

612-316-4408

By Mail, Hand or Courier:

Wells Fargo Bank, National Association, as exchange agent

625 Marquette Avenue

MAC N9311-110

Minneapolis, MN 55479

Attn: Chris Froisland

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter of Transmittal and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Old Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount at maturity of Old Notes on a separate signed schedule and affix that schedule to this Letter of Transmittal.

BOX 1
TO BE COMPLETED BY ALL TENDERING HOLDERS
Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)(1)	Principal Amount of Old Notes	Principal Amount of Old Notes Tendered(2)

Totals:

(1) Need not be completed if Old notes are being tendered by book-entry transfer.

(2) Unless otherwise indicated, the entire principal amount of Old Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

The undersigned acknowledges receipt of (i) the Prospectus, dated                     , 2012 (the “Prospectus”), of Carmike Cinemas, Inc. (the “Issuer”) and Eastwynn Theatres, Inc., George Kerasotes Corporation, GKC Indiana Theatres, Inc., GKC Theatres, Inc., GKC Michigan Theatres, Inc. and Military Services, Inc. (together, the “Guarantors”) and (ii) this Letter of Transmittal, which may be amended from time to time (as amended, this “Letter”), which together constitute the offer of the Issuer and the Guarantors (the “Exchange Offer”) to exchange new 7.375% Senior Secured Notes due 2019 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 7.375% Senior Secured Notes due 2019 (the “Old Notes”). The Old Notes were issued and sold in transactions exempt from registration under the Securities Act.

The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

All holders of Old Notes who wish to tender their Old Notes must, prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter or a facsimile of this Letter to the Exchange Agent, in person or at the address set forth above; and (2) tender his or her Old Notes or, if a tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirm such book-entry transfer (a “Book-Entry Confirmation”), in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Old Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus. (See Instruction 1)

Notwithstanding anything contained in this Letter, or in the related notice of guaranteed delivery, tenders can only be made through ATOP by DTC participants and Letters must be delivered unless an Agent’s Message is transmitted in lieu thereof.

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance with respect to exchange offer procedures or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Issuer and the Guarantors the principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Issuer and the Guarantors, all right, title and interest in and to the Old Notes tendered.

The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Issuer and the Guarantors) with respect to the tendered Old Notes, with full power of substitution, to: (a) deliver certificates for such Old Notes; (b) deliver Old Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Issuer upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Issuer and the Guarantors of the Old Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby and to acquire New Notes issuable upon exchange of the tendered Old Notes, and that, when the tendered Old Notes are accepted for exchange, the Issuer and the Guarantors will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered.

The undersigned agrees that acceptance of any tendered Old Notes by the Issuer and the Guarantors and the issuance of New Notes in exchange therefor shall constitute performance in full by the Issuer and Guarantors of their respective obligations under the registration rights agreement that the Issuer and Guarantors entered into with the initial purchasers of the Old Notes (the “Registration Rights Agreement”) and that, upon the issuance of the New Notes, the Issuer and Guarantors will have no further obligations or liabilities under the Registration Rights Agreement (except in certain limited circumstances). By tendering Old Notes, the undersigned certifies that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it is not engaged in, and does not intend to engage in, the distribution of the New Notes, (iii) it has no arrangement or understanding with any person or entity, including any affiliate of the Issuer or the Guarantors, to participate in the distribution of the new notes, (iv) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or the Guarantors, or, if it is an affiliate (as so defined), it will comply with any applicable registration and prospectus delivery requirements of the Securities Act and (v) it is not acting on behalf of any person who could not truthfully and completely make the representations above.

The undersigned acknowledges that, if it is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities, it will deliver a prospectus, as required by law, in connection with any resale of the New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that the Issuer and the Guarantors may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, legal representatives, successors, assigns, executors and administrators of the undersigned. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions included with this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver New Notes (and, if applicable, a certificate for any Old Notes not tendered but represented by a certificate also encompassing Old Notes which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐ CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

☐ CHECK HERE IF YOU ARE AN “AFFILIATE” (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) OF THE ISSUER OR THE GUARANTORS.

Name:

☐         CHECK HERE IF YOU ARE A BROKER-DEALER OR AN “AFFILIATE” (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) OF THE ISSUER OR THE GUARANTORS AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX 2

PLEASE SIGN HERE

WHETHER OR NOT OLD NOTES ARE BEING

PHYSICALLY TENDERED HEREBY

X

X
	(Signature(s) of Owner(s) or Authorized Signatory)	(Date)

Area Code and Telephone Number:

This box must be signed by registered holder(s) of Old Notes as their name(s) appear(s) on certificate(s) or on a security position listing for Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s):
(Please Print)

Capacity:

Address(es):
(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution:
(If required by Instruction 3)	(Authorized Signature)

(Title)

(Name of Firm)

BOX 3

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Old Notes in a principal amount not exchanged, or New Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Old Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:

(check appropriate boxes)

☐         Old Notes not tendered

☐         New Notes, to:

Name(s):
(Please Print)

Address(es):

TIN or Social Security Number:

BOX 4

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Old Notes in a principal amount not exchanged, or New Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.

Deliver:

(check appropriate boxes)

☐         Old Notes not Tendered

☐         New Notes, to:

Name(s):
(Please Print)

Address(es):

INSTRUCTIONS

FORMING PART OF THE TERMS AND

CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of this Letter and Certificates. Certificates for Old Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter or an Agent’s Message in lieu thereof, must be received by the Exchange Agent at its address set forth herein before the Expiration Date. The method of delivery of this Letter, certificates for Old Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

Holders of Old Notes whose certificates are not immediately available or who cannot deliver their Old Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized signature medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Program (MSP), or any other “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”); (ii) prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) or an agent’s message with respect to guaranteed delivery (x) setting forth the name and address of the holder, the names in which the Old Notes are registered, the principal amount of Old Notes tendered and, if possible, the certificate numbers of the Old Notes to be tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that within three New York Stock Exchange trading days after the Expiration Date, the Old Notes, in proper form for transfer, or a Book-Entry Confirmation of the transfer of the Old Notes, will be delivered by the Eligible Institution together with this Letter, properly completed and duly executed, and any other required documents to the Exchange Agent or an agent’s message in lieu thereof; and (iii) the certificates for all tendered Old Notes or a Book-Entry Confirmation, together with this Letter, properly completed and duly executed, or a properly transmitted agent’s message, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date, all as provided in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the right to waive any of the conditions of the Exchange Offer or any defects or irregularities in tenders of any particular holder of Old Notes whether or not similar defects or irregularities are waived in the cases of other holders of Old Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Old Notes.

None of the Issuer, the Guarantors, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of any Old Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fifth column of Box 1 above. All of the Old Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Old Notes not tendered will be sent to the holder, unless otherwise provided in Box 4, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Old Notes represented by a submitted certificate is tendered (or, in the case of Old Notes tendered by book-entry transfer, such non-exchanged Old Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

A tender pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To be effective with respect to the tender of Old Notes, a written or facsimile transmission notice of withdrawal must: (i) be received by the Exchange Agent at its address set forth above before 5:00 p.m., New York City time, on the Expiration Date; (ii) specify the person named in the applicable letter of transmittal as having tendered Old Notes to be withdrawn; (iii) indentify the Old Notes to be withdrawn, including the certificate number or numbers or, in the case of Old Notes transferred through the Book-Entry Transfer Facility, the name and number of the account to be credited; (iv) specify the principal amount of Old Notes to be withdrawn, which must be an authorized denomination; (v) state that the holder is withdrawing its election to have those Old Notes exchanged; (vi) state the name of the registered holder of those Old Notes; and (vii) be signed by the holder in the same manner as the signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn.

3. Signatures on this Letter; Assignments; Guarantee of Signatures. If this Letter is signed by the holder(s) of Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) or on a security position listing for such Old Notes, without alteration, enlargement or any change whatsoever.

If any of the Old Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Old Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Old Notes are tendered and are to be issued to the holder of record; and/or (ii) untendered Old Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Old Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Issuer of their authority to so act must be submitted, unless waived by the Issuer.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless Old Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an Eligible Institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP). If Old Notes are registered in the name of a person other than the signer of this Letter, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4. Special Issuance and Delivery Instructions. Tendering holders should indicate, in Box 3 or 4, as applicable, the name and address to which the New Notes or certificates for Old Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5. Transfer Taxes. The Issuer and/or the Guarantors will pay all transfer taxes, if any, applicable to the transfer of Old Notes to them or their order pursuant to the Exchange Offer. If, however, the New Notes or certificates for Old Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Issuer and the Guarantors or their order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

6. Waiver of Conditions. The Issuer reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Old Notes tendered.

7. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificates for Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

8. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

IMPORTANT: This Letter (together with certificates representing tendered Old Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent before the Expiration Date of the Exchange Offer (as described in the Prospectus).